As filed with the Securities and Exchange Commission on May 28, 2010.	File No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

UNITED COMMUNITY BANKS, INC.
(Exact Name of Registrant as Specified in its Charter)

Georgia	58-1807304
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification Number)
125 Highway 515 East
Blairsville, Georgia 30512
(Address of Issuer’s Principal Executive Offices)
United Community Banks, Inc. Profit Sharing Plan
(Full Title of the Plan)
Mr. Jimmy C. Tallent
President and Chief Executive Officer
P.O. Box 398
125 Highway 515 East
Blairsville, Georgia 30512
(706) 785-2265
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)
Copies to:
Mr. James W. Stevens
Kilpatrick Stockton LLP
1100 Peachtree Street, N.E., Suite 2800
Atlanta, Georgia 30309-4530
(404) 815-6500
(404) 815-6555 (fax)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer ☐	Accelerated Filer ☑	Non-Accelerated Filer ☐	Smaller Reporting Company ☐
(Do not check if a smaller reporting company)
Calculation of Registration Fee

		Proposed Maximum	Proposed Maximum
	Amount to be	Offering Price	Aggregate	Amount of
Title of Securities to be Registered	Registered	Per Share	Offering Price	Registration Fee
Common Stock	2,000,000 (1)	$4.54 (2)	$9,080,000	$647.40
Participation Interests in United Community Banks, Inc. Profit Sharing Plan	(3)	(4)	(4)	(4)

(1)	Pursuant to Rule 416, this Registration Statement shall be deemed to cover any additional securities to be offered or issued from stock splits, stock dividends or similar transactions.

(2)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and (h) of the Securities Act of 1933. The proposed maximum aggregate offering price and amount of registration fee are based on $4.54, the average of the high and low price on Nasdaq on May 25, 2010.

(3)
Pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(4)	Not applicable.

United Community Banks, Inc. (the “Company”) files this Registration Statement on Form S-8 in connection with the United Community Banks, Inc. Profit Sharing Plan (the “Plan”) to increase the number of shares of common stock that may be issued under the Plan. The shares authorized under the Plan have been increased by 2,000,000 shares. The Company previously filed a registration statement on Form S-8 (File No. 333-159989) (the “Previous Registration Statement”) covering 500,000 shares. The Previous Registration Statement continues and remains effective as to those shares registered thereunder.
INCORPORATION OF PRIOR REGISTRATION STATEMENT BY REFERENCE
Pursuant to Instruction E to Form S-8, the Company hereby incorporates by reference into this Registration Statement the contents of the Previous Registration Statement, including all amendments, attachments and exhibits thereto.
PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
ITEM 8. EXHIBITS.
The exhibits included as part of this Registration Statement are as follows:

Exhibit Number	Description

5	Opinion of Kilpatrick Stockton LLP

23.1	Consent of Porter Keadle Moore, LLP

23.2	Consent of Kilpatrick Stockton LLP (included on Exhibit 5)

24	Power of Attorney (included on the Signature Page of this Registration Statement)

SIGNATURES OF REGISTRANT
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Blairsville, State of Georgia, on May 28, 2010.

UNITED COMMUNITY BANKS, INC.
By:	/s/ Jimmy C. Tallent
Jimmy C. Tallent
President and Chief Executive Officer
POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Jimmy C. Tallent and Robert L. Head, Jr., and either of them, his or her true and lawful attorney-in-fact with full power of substitution, for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 and to cause the same to be filed, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby granting to said attorneys-in-fact and agents full power and authority to do so and perform each and every act and thing whatsoever requisite or desirable to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on May 28, 2010.

/s/ Jimmy C. Tallent	President, Chief Executive Officer, and Director
Jimmy C. Tallent	(Principal Executive Officer)

/s/ Rex S. Schuette	Executive Vice President and Chief Financial Officer
Rex S. Schuette	(Principal Financial Officer)

/s/ Alan H. Kumler	Senior Vice President, Controller and Chief Accounting
Alan H. Kumler	Officer (Principal Accounting Officer)

/s/ Robert L. Head, Jr.	Chairman of the Board
Robert L. Head, Jr.

/s/ W.C. Nelson, Jr.	Vice Chairman of the Board
W.C. Nelson, Jr.

/s/ Robert H. Blalock	Director
Robert H. Blalock

/s/ Cathy Cox	Director
Cathy Cox

/s/ Hoyt O. Holloway	Director
Hoyt O. Holloway

/s/ John D. Stephens	Director
John D. Stephens

/s/ Tim Wallis	Director
Tim Wallis

SIGNATURE OF PLAN
Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma, on May 28, 2010.

UNITED COMMUNITY BANK, INC. PROFIT SHARING PLAN
BY: INTRUST BANK, N.A.

By:	/s/ John M. Goff
John M. Goff
Senior Vice President

EXHIBIT INDEX
TO
REGISTRATION STATEMENT ON FORM S-8

Exhibit Number	Description

5	Opinion of Kilpatrick Stockton LLP

23.1	Consent of Porter Keadle Moore, LLP

23.2	Consent of Kilpatrick Stockton LLP (included in Exhibit 5)

24	Power of Attorney (included on the Signature Page of this Registration Statement)